POWER OF ATTORNEY




		KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Louis Rorimer of Jones, Day, Reavis & Pogue, Michael C. Hasychak, and Gary W. Schiavoni of Brush Engineered Materials Inc., and Susan J. MacDonald of BEM Services, Inc., and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, (1) any and all notices pursuant to Rule 144 under the Securities Act of 1933 with respect to sales of shares of Common Stock, no par value, of Brush Engineered Materials Inc., including, without limitation, all notices of proposed sale on Form 144, and (2) all statements or reports under Section 16 of the Securities Exchange Act of 1934 with respect to beneficial ownership of shares of such Common Stock, including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5, and
(3) any and all other documents that may be required from time to time to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such notices, statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, and each of them, in serving in such capacity at the request of the undersigned, are not assuming any of the responsibilities of the undersigned to comply with the Securities Act of 1933 or the Securities Exchange Act of 1934 or any other legal requirement. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.


		/s/ William G. Pryor, Director
         	_________________________________
		    William G. Pryor, Director



Date:  May 23, 2003